UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 2, 2013

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On July 2, 2013, Virtual Piggy, Inc. (the “Company”) entered into a merchant agreement with Sulake Corporation Oy (“Sulake”), an international brand which creates social meeting places and games on the internet, the largest of which is Habbo Hotel.  The agreement will enable Virtual Piggy to be a payment option for Habbo Hotel’s gaming users.  The Company hopes to complete the integration with Habbo Hotel’s e-commerce system and to begin processing live transactions in 2013.

Habbo Hotel is the world’s largest social game and online community for teenagers. Localized Habbo communities worldwide are visited by millions of teenagers every week. Habbo currently has 273 million registered users in over 150 countries.  Sulake’s corporate offices are located in Helsinki, Finland.

The information contained in this Item 7.01 is being furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: July 2, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer